Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (the “Report”) of Saratoga Investment Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Richard A. Petrocelli, the Chief Financial Officer, Chief Compliance Officer and Secretary of the Registrant, hereby certify, to the best of my knowledge, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Richard A. Petrocelli
Richard A. Petrocelli
Chief Financial Officer, Chief Compliance
Officer and Secretary